UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2017
CSRA INC.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-37494 (Commission File Number)	47-4310550 (I.R.S. Employer Identification No.)

3170 Fairview Park Drive Falls Church, Virginia (Address of Principal Executive Offices)		22042 (Zip Code)

Registrant’s telephone number, including area code: (703) 641-2000
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the CSRA Inc. 2015 Omnibus Incentive Plan, effective May 30, 2017, CSRA Inc. issued restricted stock units ("RSUs") to all of its named executive officers ("NEOs") other than Mr. Prior, and performance based restricted stock units ("PSUs") to all of its NEOs (collectively, the "FY 2018 Grants"), using new forms of grant agreements. Each RSU represents a contingent right to receive one share of CSRA Inc. common stock. One-third of the RSUs will vest on each anniversary of the grant date over three years. The terms of the PSUs are materially consistent with grants of PSUs in fiscal year 2017, except that the accelerated vesting provision associated with fiscal year 2017 PSU grants has been eliminated and the PSUs will vest, based on performance, on the third anniversary of the grant date. In addition, the single trigger provision in the fiscal year 2017 equity award agreements relating to a change in control is eliminated for the FY 2018 Grants.

Mr. Prior received a grant of 49,636 PSUs, which is separate from, and in addition to, any equity grants to which he is entitled pursuant to his employment agreement.

The foregoing description of the terms of the FY 2018 Grants is not complete and is qualified in its entirety by reference to the forms of the award agreements themselves, which are filed herewith as Exhibits 10.1 and 10.2 and are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Form of Service Based Restricted Stock Unit Award Agreement
10.2	Form of Performance Based Restricted Stock Unit Award Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 5, 2017
CSRA INC.

By:	/s/ William J. Haynes II Name: William J. Haynes II Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Form of Service Based Restricted Stock Unit Award Agreement
10.2	Form of Performance Based Restricted Stock Unit Award Agreement